Exhibit 99.3

UNITED RESTAURANT MANAGEMENT, INC.

CERTIFICATE OF DESIGNATION, PREFERENCES

AND RELATIVE, PARTICIPATING, OPTIONAL AND

OTHER SPECIAL RIGHTS OF PREFERRED STOCK

AND QUALIFICATIONS, LIMITATIONS AND

RESTRICTIONS THEREOF

_______________________________

SERIES B PREFERRED STOCK

_______________________________

Pursuant to Section 151 of the

Delaware General Corporation Law

_______________________________

UNITED RESTAURANT MANAGEMENT, INC. (the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies that pursuant to the provisions of Section 151 of the Delaware General Corporation Law, its Board of Directors adopted the following resolution, which resolution remains in full force and effect as of the date hereof:

WHEREAS, the Board of Directors of the Company is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Company, to fix or alter from time to time the designation, powers, preferences, and rights of the shares of each such Series Bnd the qualifications, limitations, or restrictions of any wholly unissued series of Preferred Stock, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the Delaware General Corporation Law; and

WHEREAS, it is the desire of the Board of Directors of the Company, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of preferred stock to be designated the Series B Preferred Stock of the Company and the number of shares constituting each such series of preferred stock;

NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized the Series B Preferred Stock on the terms and with the provisions herein set forth:

The relative rights, preferences, powers, qualifications, limitations and restrictions granted to or imposed upon the Series B Preferred Stock or the holders thereof are as follows:

1.

Authorized Shares.  The number of authorized shares of the Series B Preferred Stock is 500,000 shares of the Preferred Stock.

2.

Redemption Rights.  The Series B Preferred Stock shall not be redeemable by the Company.

3.

Dividends and Liquidation Rights.  The Series B Preferred Stock shall have no preferences as to dividends or liquidation rights.

4.

Voting Rights.  With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holder of the outstanding shares of the Common Stock and the holders of the outstanding shares of the Series B Preferred Stock shall, except as otherwise required by law, vote together as a single class, and every holders of outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his name, and every holder of the outstanding shares of the Series B Preferred Stock shall be entitled to cast thereon ten (10) votes in person or by proxy for each share of the Series B Preferred Stock standing in his name.  With respect to any proposed amendment to the Articles of Incorporation which would change the powers, preferences, relative voting power or special rights of the shares of the Common Stock or the Series B Preferred Stock so as to affect either class adversely relative to the other, the approval of a majority of the votes entitled to be cast by the holders of the class adversely affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Common Stock and the Series B Preferred Stock voting together as a single class as hereinbefore provided.

5.

Conversion Rights.

(a)

The Series B Preferred Stock shall have no conversion rights into Common Stock.

(b)

Stock Splits, etc.  If the number of shares of Common Stock issued and outstanding at any time after the effective date of this Resolution is increased or decreased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock or a reverse stock split, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision split-up, reverse split or forward split, as the case may be, the number of shares of Series B Preferred Stock shall be appropriately adjusted by the Board of Directors of the Corporation so that the holders of the Series B Preferred Stock shall maintain the same relative voting control in the Company’s capital stock as existed immediately prior to such action.

(c)

Shares of Series B Preferred Stock converted or otherwise acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.

6.

Transfer of the Series B Preferred Stock.

(a)

Any person holding shares of Series B Preferred Stock may transfer such shares of Series B Preferred Stock, whether by sale, assignment, gift, devise, bequest, appointment or otherwise.

(b)

Each certificate representing shares of Series B Preferred Stock shall be registered in the actual name of the owner thereof and not in “street name” or in any nominee name.

7.

Protective Provisions.

(a)

In addition to any other rights provided by law, without first obtaining the affirmative vote or written consent of the holders of a majority of the then-outstanding shares of Series B Preferred Stock, the Company shall not amend or repeal any provision of, or add any provision to, this Certificate of Designation, if such action would adversely alter or change the preferences, rights, privileges, or powers of, or restrictions provided for the benefit of, the Series B Preferred Stock.

(b)

If any right, preference or limitation of the Series B Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

(c)

The holders of the Series B Preferred Stock shall be granted the rights of specific performance, injunctive relief and any other remedies that may be otherwise available at law or in equity to enforce the provisions of this Certificate of Designation.  The provisions of this Certificate of Designation are to be literally construed in interpreting the preferences granted to the Series A Preferred Stock hereunder.

IN WITNESS WHEREOF, UNITED RESTAURANT MANAGEMENT, INC. has caused this Certificate of Designation to be signed by its President and Secretary on this 19th day of June, 2009.

/s/ Steven L. White

Steven L. White, President & Secretary

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